Exhibit 99.1

Nasdaq Reports Third Quarter 2022 Results;

Continues Strong Growth in Solutions Segments Revenue

NEW YORK, October 19, 2022 - Nasdaq, Inc. (Nasdaq: NDAQ) today reported financial results for the third quarter of 2022.

•

Third quarter 2022 net revenues[1] increased 6% compared to the third quarter of 2021. Solutions segments[2] revenues increased 8%, including 10% organic growth, partially offset by a negative 2% FX impact.

•	Annualized Recurring Revenue (ARR)[3] increased 8% compared to the third quarter of 2021. Annualized SaaS revenues increased 13% and represented 35% of ARR.

•

Third quarter 2022 GAAP diluted earnings per share increased 5% compared to the third quarter of 2021. Third quarter 2022 non-GAAP[4] diluted earnings per share increased 15% compared to the third quarter of 2021.

•

In September, the company announced it will be implementing a new corporate structure in the fourth quarter of 2022. Supplemental recast segment financial information is now available on the Nasdaq IR website, and the company will update investors on its strategy and objectives at the November 8, 2022 Investor Day.

Third Quarter 2022 Highlights

(US$ millions, except per share)	3Q22	% Change (YoY)
Solutions Segments Revenues	$584	8%
Market Services Net Revenues	$305	4%
Net Revenues*	$890	6%
ARR	$1,970	8%
GAAP Diluted EPS	$0.59	5%
Non-GAAP Diluted EPS	$0.68	15%

* Net revenues in the third quarter of 2022 include $1 million other revenues.

Adena Friedman, President and CEO said, “Nasdaq’s strong third quarter results, and in particular the sustained organic growth against a turbulent capital markets backdrop, are a testament to the effective competitive position of the company today. The new corporate structure announced last month is designed to further advance our strategy, enhance our client focus and better position the organization to capture the dynamic opportunities inherent in our growth pillars.”

Ann Dennison, Executive Vice President and CFO said, “Our third quarter results reflect the carefully calibrated investments in our largest growth opportunities. With our deep client relationships and our resilient business model, we expect to continue to respond effectively to a wide range of operating environments. We have also positioned the balance sheet to minimize the impact of rising rates and to maintain flexibility to support our growth strategy.”

FINANCIAL REVIEW

•

Third quarter 2022 net revenues were $890 million, an increase of $52 million, or 6%, from $838 million in the prior year period. Net revenues reflected a $77 million, or 9%, positive impact from organic growth, including positive contributions from all segments, partially offset by a $22 million decrease from the impact of changes in FX rates and a $3 million decrease from the net impact of an acquisition and divestitures.

•

Solutions segments revenues were $584 million in the third quarter of 2022, an increase of $43 million, or 8%. The increase reflects a $53 million, or 10%, positive impact from organic growth, and a $1 million increase from acquisitions, partially offset by a $11 million decrease from the impact of changes in FX rates.

•

Market Services net revenues were $305 million in the third quarter of 2022, an increase of $13 million, or 4%. The increase reflects a $24 million, or 8%, positive impact from organic growth, partially offset by a $11 million decrease from the impact of changes in FX rates.

•

Third quarter 2022 GAAP operating expenses increased $10 million, or 2%, versus the prior year period. The increase primarily reflects higher compensation and benefits expense due to continued investment in our people, higher computer operations and data communications expense, partially offset by lower general, administrative and other expense due to lower capital markets activity and lower depreciation and amortization expense.

•

Third quarter 2022 non-GAAP operating expenses increased $20 million, or 5% versus the prior year period. The increase reflects a $40 million, or 10%, organic increase over the prior year period, partially offset by a $19 million decrease from the impact of changes in FX rates and a $1 million decrease from the net impact of acquisition and divestitures. The organic increase primarily reflects higher compensation and benefits expense due to continued investment in our people, higher general, administrative and other expense reflecting increased travel, and higher computer operations and data communications expense, partially offset by lower marketing and advertising expense due to lower capital markets activity.

•

The company repurchased $633 million in shares of its common stock during the first nine months of 2022. As of September 30, 2022, there was $293 million remaining under the board authorized share repurchase program.

2022 EXPENSE AND TAX GUIDANCE UPDATE5

•	The company is narrowing its 2022 non-GAAP operating expense guidance to a range of $1,700 to $1,720 million. Nasdaq expects its 2022 non-GAAP tax rate to be in the range of 24% to 25%.

STRATEGIC AND BUSINESS UPDATES

•

Nasdaq announces new corporate structure to amplify strategy. On September 28, 2022, Nasdaq announced that it is organizing its business units into three divisions: Market Platforms, Capital Access Platforms, and Anti-Financial Crime. This new structure will align the company more closely to the foundational shifts that are driving the evolution of the global financial system and evolving client needs. The new structure will take effect by the end of the fourth quarter of 2022 with the corresponding executive appointments taking effect on January 1, 2023.

•

Nasdaq establishes new Digital Assets business to power the digital asset ecosystem. The planned launch underpins Nasdaq’s ambition to facilitate broader institutional participation in digital assets by providing trusted and institutional-grade solutions, focused on custody, liquidity and integrity. Nasdaq Digital Assets will initially develop an advanced custody solution. Additionally, Nasdaq has expanded its anti-financial crime technology with new coverage for the cryptocurrency ecosystem, including a comprehensive suite of crypto-specific detection capabilities.

•

Nasdaq’s annualized SaaS revenues in the third quarter of 2022 increased 13% year over year. Annualized SaaS revenues totaled $699 million in the third quarter of 2022, representing 35% of total company ARR, up from 34% in the third quarter of 2021. The 13% year over year increase in annualized SaaS revenues primarily reflects strong growth in our Anti-Financial Crime and Analytics businesses.

•

Corporate Platforms delivered year over year growth from both IR and ESG Services and Listing Services. IR & ESG Services revenues in the third quarter of 2022 increased 13% reflecting higher adoption and stronger retention across the breadth of investor relations and ESG advisory offerings. Listing Services revenues in the third quarter of 2022 increased 6% to $105 million.

•

Investment Intelligence continues to deliver strong revenue growth led by Analytics and Index. The Analytics business, led by eVestment, saw continued strong user adoption across both asset owners and asset managers as annualized SaaS revenues increased 10% to $218 million. In our Index business, revenues increased 5% year over year and the business experienced strong net inflows of $56 billion over the last 12 months, partially offsetting the impact of market depreciation. Additionally, the number of contracts traded on futures and other derivatives tracking Nasdaq indexes increased 53% year over year.

•

Nasdaq led all exchanges in total multiply-listed options traded, and Trade Management Services set a quarterly record for revenues. In the third quarter and first nine months of 2022, Nasdaq led all exchanges during the period in total volume traded for multiply-listed equity options. In our Trade Management Business, revenues increased 10% in the third quarter of 2022 versus the prior year period due to increased demand for connectivity and infrastructure services.

1 Represents revenues less transaction-based expenses.

2 Constitutes revenues from Market Technology, Investment Intelligence and Corporate Platforms segments.

3 Annualized Recurring Revenue (ARR) for a given period is the annualized revenue derived from subscription contracts with a defined contract value. This excludes contracts that are not recurring, are one-time in nature or where the contract value fluctuates based on defined metrics. ARR is currently one of our key performance metrics to assess the health and trajectory of our recurring business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

4 Refer to our reconciliations of U.S. GAAP to non-GAAP net income, diluted earnings per share, operating income and operating expenses, included in the attached schedules.

5 U.S. GAAP operating expense and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement in foreign currency rates, as well as future charges or reversals outside of the normal course of business.

ABOUT NASDAQ

Nasdaq (Nasdaq: NDAQ) is a global technology company serving the capital markets and other industries. Our diverse offering of data, analytics, software and services enables clients to optimize and execute their business vision with confidence. To learn more about the company, technology solutions and career opportunities, visit us on LinkedIn, on Twitter @Nasdaq, or at www.nasdaq.com.

NON-GAAP INFORMATION

In addition to disclosing results determined in accordance with U.S. GAAP, Nasdaq also discloses certain non-GAAP results of operations, including, but not limited to, non-GAAP net income attributable to Nasdaq, non-GAAP diluted earnings per share, non-GAAP operating income, and non-GAAP operating expenses, that include certain adjustments or exclude certain charges and gains that are described in the reconciliation table of U.S. GAAP to non-GAAP information provided at the end of this release. Management uses this non-GAAP information internally, along with U.S. GAAP information, in evaluating our performance and in making financial and operational decisions. We believe our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparisons of results as the items described below in the reconciliation tables do not reflect ongoing operating performance.

These measures are not in accordance with, or an alternative to, U.S. GAAP, and may be different from non-GAAP measures used by other companies. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as a comparative measure. Investors should not rely on any single financial measure when evaluating our business. This information should be considered as supplemental in nature and is not meant as a substitute for our operating results in accordance with U.S. GAAP. We recommend investors review the U.S. GAAP financial measures included in this earnings release. When viewed in conjunction with our U.S. GAAP results and the accompanying reconciliations, we believe these non-GAAP measures provide greater transparency and a more complete understanding of factors affecting our business than U.S. GAAP measures alone.

We understand that analysts and investors regularly rely on non-GAAP financial measures, such as those noted above, to assess operating performance. We use these measures because they highlight trends more clearly in our business that may not otherwise be apparent when relying solely on U.S. GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our ongoing operating performance.

Organic revenue and expense growth, organic change and organic impact are non-GAAP measures that reflect adjustments for: (i) the impact of period-over-period changes in foreign currency exchange rates, and (ii) the revenues, expenses and operating income associated with acquisitions and divestitures for the twelve month period following the date of the acquisition or divestiture. Reconciliations of these measures are described within the body of this release.

Foreign exchange impact: In countries with currencies other than the U.S. dollar, revenues and expenses are translated using monthly average exchange rates. Certain discussions in this release isolate the impact of year-over-year foreign currency fluctuations to better measure the comparability of operating results between periods. Operating results excluding the impact of foreign currency fluctuations are calculated by translating the current period’s results by the prior period’s exchange rates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections relating to our future financial results, total shareholder returns, growth, trading volumes, products and services, ability to transition to new business models, taxes and achievement of synergy targets, (ii) statements about the closing or implementation dates and benefits of certain acquisitions, divestitures and other strategic, restructuring, technology, de-leveraging and capital allocation initiatives, including the proposed stock split, (iii) statements about our integrations of our recent acquisitions, (iv) statements relating to any litigation or regulatory or government investigation or action to which we are or could become a party, and (v) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to, Nasdaq’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, geopolitical instability arising from the Russian invasion of Ukraine, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in Nasdaq’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on Nasdaq’s investor relations website at http://ir.nasdaq.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

WEBSITE DISCLOSURE

Nasdaq intends to use its website, ir.nasdaq.com, as a means for disclosing material non-public information and for complying with SEC Regulation FD and other disclosure obligations.

Media Relations Contact	Investor Relations Contact
Will Briganti	Ed Ditmire, CFA
+1.646.964.8169	+1.212.401.8737
william.briganti@nasdaq.com	ed.ditmire@nasdaq.com

Nasdaq, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
Revenues:
Market Technology	$132	$114	$387	$332
Investment Intelligence	284	272	851	787
Corporate Platforms	168	155	504	451
Market Services	972	811	2,892	2,813
Other Revenues	1	5	10	36

Total revenues	1,557	1,357	4,644	4,419
Transaction-based expenses:
Transaction rebates	(494)	(472)	(1,605)	(1,642)
Brokerage, clearance and exchange fees	(173)	(47)	(364)	(243)

Revenues less transaction-based expenses	890	838	2,675	2,534

Operating Expenses:
Compensation and benefits	249	230	750	700
Professional and contract services	34	36	97	101
Computer operations and data communications	50	47	150	137
Occupancy	25	27	78	81
General, administrative and other	38	42	94	66
Marketing and advertising	10	12	31	32
Depreciation and amortization	63	67	195	197
Regulatory	9	8	24	22
Merger and strategic initiatives	14	13	41	70
Restructuring charges	—	—	—	31

Total operating expenses	492	482	1,460	1,437

Operating income	398	356	1,215	1,097
Interest income	2	—	3	1
Interest expense	(32)	(33)	(96)	(95)
Net gain on divestiture of business	—	—	—	84
Other income	6	42	8	43
Net income from unconsolidated investees	8	6	23	90

Income before income taxes	382	371	1,153	1,220
Income tax provision	88	83	270	292

Net income	294	288	883	928
Net loss attributable to noncontrolling interests	—	—	1	—

Net income attributable to Nasdaq	$294	$288	$884	$928

Per share information:
Basic earnings per share	$0.60	$0.57	$1.79	$1.87

Diluted earnings per share	$0.59	$0.56	$1.77	$1.84

Cash dividends declared per common share	$0.20	$0.18	$0.58	$0.52

Weighted-average common shares outstanding for earnings per share:
Basic	491.2	503.1	492.8	496.5
Diluted	496.3	510.5	498.2	503.7

Nasdaq, Inc.

Revenue Detail

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
MARKET TECHNOLOGY REVENUES
Anti Financial Crime Technology revenues	$77	$62	$224	$163
Market Infrastructure Technology revenues	55	52	163	169

Total Market Technology revenues	132	114	387	332

INVESTMENT INTELLIGENCE REVENUES
Market Data revenues	104	102	318	310
Index revenues	125	119	370	328
Analytics revenues	55	51	163	149

Total Investment Intelligence revenues	284	272	851	787

CORPORATE PLATFORMS REVENUES
Listings Services revenues	105	99	320	282
IR & ESG Services revenues	63	56	184	169

Total Corporate Platforms revenues	168	155	504	451

MARKET SERVICES REVENUES
Equity Derivative Trading and Clearing revenues	357	330	1,032	1,114
Transaction-based expenses:
Transaction rebates	(222)	(220)	(660)	(770)
Brokerage, clearance and exchange fees	(28)	(5)	(49)	(31)

Total net equity derivative trading and clearing revenues	107	105	323	313
Cash Equity Trading revenues	514	390	1,570	1,423
Transaction-based expenses:
Transaction rebates	(272)	(252)	(945)	(872)
Brokerage, clearance and exchange fees	(145)	(42)	(315)	(212)

Total net cash equity trading revenues	97	96	310	339
Fixed Income and Commodities Trading and Clearing revenues	15	13	41	44
Trade Management Services revenues	86	78	249	232

Total Net Market Services revenues	305	292	923	928

OTHER REVENUES	1	5	10	36

REVENUES LESS TRANSACTION-BASED EXPENSES	$890	$838	$2,675	$2,534

Nasdaq, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	September 30,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$301	$393
Restricted cash and cash equivalents	51	29
Default funds and margin deposits	9,507	5,911
Financial investments	129	208
Receivables, net	638	588
Other current assets	225	294

Total current assets	10,851	7,423
Property and equipment, net	518	509
Goodwill	7,946	8,433
Intangible assets, net	2,583	2,813
Operating lease assets	448	366
Other non-current assets	595	571

Total assets	$22,941	$20,115

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$189	$185
Section 31 fees payable to SEC	62	62
Accrued personnel costs	205	252
Deferred revenue	415	329
Other current liabilities	158	115
Default funds and margin deposits	9,507	5,911
Short-term debt	799	1,018

Total current liabilities	11,335	7,872
Long-term debt	4,573	4,812
Deferred tax liabilities, net	470	406
Operating lease liabilities	456	386
Other non-current liabilities	223	234

Total liabilities	17,057	13,710

Commitments and contingencies
Equity
Nasdaq stockholders’ equity:
Common stock	5	5
Additional paid-in capital	1,408	1,949
Common stock in treasury, at cost	(510)	(437)
Accumulated other comprehensive loss	(2,092)	(1,587)
Retained earnings	7,064	6,465

Total Nasdaq stockholders’ equity	5,875	6,395
Noncontrolling interests	9	10

Total equity	5,884	6,405

Total liabilities and equity	$22,941	$20,115

Nasdaq, Inc.

Reconciliation of U.S. GAAP Net Income, Diluted Earnings Per Share, Operating Income and

Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

(in millions, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
U.S. GAAP net income attributable to Nasdaq	$294	$288	$884	$928
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	38	40	116	116
Merger and strategic initiatives expense (2)	14	13	41	70
Restructuring charges (3)	—	—	—	31
Net gain on divestiture of business (4)	—	—	—	(84)
Net income from unconsolidated investees (5)	(8)	(6)	(23)	(88)
Extinguishment of debt (6)	—	33	16	33
Other (7)	17	(42)	19	(37)

Total non-GAAP adjustments	61	38	169	41
Non-GAAP adjustment to the income tax provision (8)	(20)	(23)	(48)	(24)

Total non-GAAP adjustments, net of tax	41	15	121	17

Non-GAAP net income attributable to Nasdaq	$335	$303	$1,005	$945

U.S. GAAP diluted earnings per share	$0.59	$0.56	$1.77	$1.84
Total adjustments from non-GAAP net income above	0.09	0.03	0.25	0.04

Non-GAAP diluted earnings per share	$0.68	$0.59	$2.02	$1.88

Weighted-average diluted common shares outstanding for earnings per share:	496.3	510.5	498.2	503.7

(1)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs. The frequency and amount of such expenses vary significantly based on the size, timing and complexity of the transaction.

(3)

In September 2019, we initiated the transition of certain technology platforms to advance the company’s strategic opportunities as a technology and analytics provider and continue the realignment of certain business areas. Charges associated with this plan represented a fundamental shift in our strategy and technology as well as executive realignment and were excluded for purposes of calculating non-GAAP measures as they are not reflective of ongoing operating performance or comparisons in Nasdaq’s performance between periods. The restructuring charges primarily consisted of non-cash items such as asset impairment charges primarily related to capitalized software that was retired, and accelerated depreciation expense on certain assets as a result of a decrease in their useful life as well as third party consulting costs. The restructuring program ended as of June 30, 2021.

(4)

For the nine months ended September 30, 2021, we recorded a pre-tax net gain of $84 million on the sale of our U.S. Fixed Income business, which is included in net gain on divestiture of business in the Condensed Consolidated Statements of Income.

(5)

Represents the earnings recognized from our equity interest in the Options Clearing Corporation, or OCC. We will continue to exclude the earnings and losses related to our share of OCC’s earnings for purposes of calculating non-GAAP measures as our income on this investment may vary significantly period to period. This provides a more meaningful analysis of Nasdaq’s ongoing operating performance or comparisons in Nasdaq’s performance between periods.

(6)

For the nine months ended September 30, 2022 and three and nine months ended September 30, 2021, we recorded a loss on early extinguishment of debt. The charge for all periods is recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income.

(7)

We have excluded certain other charges or gains, including certain tax items, that are the result of other non-comparable events to measure operating performance. For the three and nine months ended September 30, 2022, these significant items primarily included an accrual related to a legal matter recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income. For the three and nine months ended September 30, 2021, these significant items primarily relate to gains from strategic investments entered into through our corporate venture program recorded in other income in our Condensed Consolidated Statements of Income.

(8)

The non-GAAP adjustment to the income tax provision for the three and nine months ended September 30, 2022 and 2021 includes the tax impact of each non-GAAP adjustment. In addition, for the three and nine months ended September 30, 2021, the non-GAAP adjustment to the income tax provision includes adjustments related to return-to-provision.

Nasdaq, Inc.

Reconciliation of U.S. GAAP Net Income, Diluted Earnings Per Share, Operating Income and

Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
U.S. GAAP operating income	$398	$356	$1,215	$1,097
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	38	40	116	116
Merger and strategic initiatives expense (2)	14	13	41	70
Restructuring charges (3)	—	—	—	31
Extinguishment of debt (4)	—	33	16	33
Other (5)	23	(1)	28	5

Total non-GAAP adjustments	75	85	201	255

Non-GAAP operating income	$473	$441	$1,416	$1,352

Revenues less transaction-based expenses	$890	$838	$2,675	$2,534

U.S. GAAP operating margin (6)	45%	42%	45%	43%

Non-GAAP operating margin (7)	53%	53%	53%	53%

(1)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs. The frequency and amount of such expenses vary significantly based on the size, timing and complexity of the transaction.

(3)

In September 2019, we initiated the transition of certain technology platforms to advance the company’s strategic opportunities as a technology and analytics provider and continue the realignment of certain business areas. Charges associated with this plan represented a fundamental shift in our strategy and technology as well as executive realignment and were excluded for purposes of calculating non-GAAP measures as they are not reflective of ongoing operating performance or comparisons in Nasdaq’s performance between periods. The restructuring charges primarily consisted of non-cash items such as asset impairment charges primarily related to capitalized software that was retired, and accelerated depreciation expense on certain assets as a result of a decrease in their useful life as well as third party consulting costs. The restructuring program ended as of June 30, 2021.

(4)

For the nine months ended September 30, 2022 and three and nine months ended September 30, 2021, we recorded a loss on early extinguishment of debt. The charge for all periods is recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income.

(5)

We have excluded certain other charges or gains, including certain tax items, that are the result of other non-comparable events to measure operating performance. For the three and nine months ended September 30, 2022, these significant items primarily included an accrual related to a legal matter recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income.

(6)	U.S. GAAP operating margin equals U.S. GAAP operating income divided by revenues less transaction-based expenses.
(7)	Non-GAAP operating margin equals non-GAAP operating income divided by revenues less transaction-based expenses.

Nasdaq, Inc.

Reconciliation of U.S. GAAP Net Income, Diluted Earnings Per Share, Operating Income and

Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
U.S. GAAP operating expenses	$492	$482	$1,460	$1,437
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	(38)	(40)	(116)	(116)
Merger and strategic initiatives expense (2)	(14)	(13)	(41)	(70)
Restructuring charges (3)	—	—	—	(31)
Extinguishment of debt (4)	—	(33)	(16)	(33)
Other (5)	(23)	1	(28)	(5)

Total non-GAAP adjustments	(75)	(85)	(201)	(255)

Non-GAAP operating expenses	$417	$397	$1,259	$1,182

(1)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs. The frequency and amount of such expenses vary significantly based on the size, timing and complexity of the transaction.

(3)

In September 2019, we initiated the transition of certain technology platforms to advance the company’s strategic opportunities as a technology and analytics provider and continue the realignment of certain business areas. Charges associated with this plan represented a fundamental shift in our strategy and technology as well as executive realignment and were excluded for purposes of calculating non-GAAP measures as they are not reflective of ongoing operating performance or comparisons in Nasdaq’s performance between periods. The restructuring charges primarily consisted of non-cash items such as asset impairment charges primarily related to capitalized software that was retired, and accelerated depreciation expense on certain assets as a result of a decrease in their useful life as well as third party consulting costs. The restructuring program ended as of June 30, 2021.

(4)

For the nine months ended September 30, 2022 and three and nine months ended September 30, 2021, we recorded a loss on early extinguishment of debt. The charge for all periods is recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income.

(5)

We have excluded certain other charges or gains, including certain tax items, that are the result of other non-comparable events to measure operating performance. For the three and nine months ended September 30, 2022, these significant items primarily included an accrual related to a legal matter recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income.

Nasdaq, Inc.

Quarterly Key Drivers Detail

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
Market Technology
Order intake (in millions) (1)	$59	$76	$208	$236
Annualized recurring revenues (in millions) (2)	$456	$428	$456	$428

Investment Intelligence
Number of licensed exchange traded products (ETPs)	374	347	374	347
Period end ETP assets under management (AUM) tracking Nasdaq indexes (in billions)	$311	$361	$311	$361
TTM (3) net inflows ETP AUM tracking Nasdaq indexes (in billions)	$56	$53	$56	$53
TTM (3) net (depreciation) / appreciation ETP AUM tracking Nasdaq indexes (in billions)	$(106)	$87	$(106)	$87
Annualized recurring revenues (in millions) (2)	$583	$555	$583	$555

Corporate Platforms
Initial public offerings
The Nasdaq Stock Market (4)	35	147	143	557
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic	3	25	33	111
Total new listings
The Nasdaq Stock Market (4)	98	223	292	734
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic (5)	9	28	53	132
Number of listed companies
The Nasdaq Stock Market (6)	4,296	3,990	4,296	3,990
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic (7)	1,253	1,170	1,253	1,170
Annualized recurring revenues (in millions) (2)	$589	$529	$589	$529

Market Services
Equity Derivative Trading and Clearing
U.S. equity options
Total industry average daily volume (in millions)	37.0	35.5	37.9	36.7
Nasdaq PHLX matched market share	11.2%	12.1%	11.4%	12.6%
The Nasdaq Options Market matched market share	8.3%	8.1%	8.3%	8.2%
Nasdaq BX Options matched market share	3.9%	1.6%	2.7%	1.1%
Nasdaq ISE Options matched market share	5.5%	6.0%	5.6%	6.6%
Nasdaq GEMX Options matched market share	2.1%	2.7%	2.3%	4.9%
Nasdaq MRX Options matched market share	1.6%	1.8%	1.7%	1.5%

Total matched market share executed on Nasdaq’s exchanges	32.6%	32.3%	32.0%	34.9%
Nasdaq Nordic and Nasdaq Baltic options and futures
Total average daily volume of options and futures contracts (8)	267,137	241,653	303,095	286,794

Cash Equity Trading
Total U.S.-listed securities
Total industry average daily share volume (in billions)	10.9	9.8	12.1	11.6
Matched share volume (in billions)	119.9	106.5	401.2	373.3
The Nasdaq Stock Market matched market share	15.9%	15.9%	16.3%	15.8%
Nasdaq BX matched market share	0.5%	0.5%	0.5%	0.6%
Nasdaq PSX matched market share	0.8%	0.6%	0.8%	0.7%

Total matched market share executed on Nasdaq’s exchanges	17.2%	17.0%	17.6%	17.1%
Market share reported to the FINRA/Nasdaq Trade Reporting Facility	36.9%	34.3%	34.8%	35.0%

Total market share (9)	54.1%	51.3%	52.4%	52.1%
Nasdaq Nordic and Nasdaq Baltic securities
Average daily number of equity trades executed on Nasdaq’s exchanges	784,672	989,688	953,090	1,033,316
Total average daily value of shares traded (in billions)	$4.3	$5.7	$5.6	$6.4
Total market share executed on Nasdaq’s exchanges	71.1%	76.3%	72.1%	77.4%

Fixed Income and Commodities Trading and Clearing
Fixed Income
Total average daily volume of Nasdaq Nordic and Nasdaq Baltic fixed income contracts	101,088	96,155	116,810	113,807
Commodities
Power contracts cleared (TWh) (10)	87	177	337	632

(1)	Total contract value of orders signed during the period, excluding Verafin.
(2)

Annualized Recurring Revenue, or ARR, for a given period is the annualized revenue of support services and SaaS subscription contracts. ARR is currently one of our key performance metrics to assess the health and trajectory of our recurring business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts during the reporting period used in calculating ARR may or may not be extended or renewed by our customers.

(3)	Trailing 12-months.
(4)

New listings include IPOs, including issuers that switched from other listing venues, closed-end funds and separately listed ETPs. For the three months ended September 30, 2022 and 2021, IPOs included 7 and 67 SPACs, respectively. For the nine months ended September 30, 2022 and 2021, IPOs included 66 and 310 SPACs, respectively.

(5)	New listings include IPOs and represent companies listed on the Nasdaq Nordic and Nasdaq Baltic exchanges and companies on the alternative markets of Nasdaq First North.
(6)	Number of total listings on The Nasdaq Stock Market at period end includes 501 ETPs as of September 30, 2022 and 430 ETPs as of September 30, 2021.
(7)	Represents companies listed on the Nasdaq Nordic and Nasdaq Baltic exchanges and companies on the alternative markets of Nasdaq First North.
(8)	Includes Finnish option contracts traded on Eurex for which Nasdaq and Eurex have a revenue sharing arrangement.
(9)

Includes transactions executed on The Nasdaq Stock Market’s, Nasdaq BX’s and Nasdaq PSX’s systems plus trades reported through the Financial Industry Regulatory Authority/Nasdaq Trade Reporting Facility.

(10)	Transactions executed on Nasdaq Commodities or OTC and reported for clearing to Nasdaq Commodities measured by Terawatt hours (TWh).